UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2019

Central Index Key Number of the issuing entity: 0001773339

Morgan Stanley Capital I Trust 2019-H6

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001624053

Argentic Real Estate Finance LLC

Central Index Key Number of the sponsor: 0001558761

Cantor Commercial Real Estate Lending, L.P.

Central Index Key Number of the sponsor: 0001548405

Starwood Mortgage Capital LLC

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-227446-04	13-3291626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 761 4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed on June 19, 2019, with respect to Morgan Stanley Capital I Trust 2019-H6. The purpose of this amendment is to make clerical and other minor revisions to, and to file an executed version of, each of the agreements filed as Exhibit 4.1 and Exhibit 99.13 to the Form 8-K. No other changes have been made to the Form 8-K other than the changes described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	4.1	Pooling and Servicing Agreement, dated as of June 1, 2019, between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wells Fargo Bank, National Association, as certificate administrator and trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.
	99.13	Agreement Between Note Holders, dated as of May 31, 2019, by and between Morgan Stanley Bank, N.A., as initial note A-1-A holder, and Morgan Stanley Bank, N.A., as initial note A-1-B holder, and Morgan Stanley Bank, N.A., as initial note A-2 holder, relating to the Westin Atlanta Whole Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

	By:	/s/ Jane Lam
Name: Jane Lam
Title: Vice President
Dated: February 24, 2020